SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                      XIONICS DOCUMENT TECHNOLOGIES, INC.
             (Exact Name of Registrant as specified in Its Charter)

                              DELAWARE 04-3186685
                 (State Or Other Jurisdiction of (IRS Employer
               Incorporation or Organization) Identification No.)

                    70 Blanchard Road, Burlington, MA 01803
                    (Address of Principal Executive Offices)

           Xionics Document Technologies, Inc. 1996 Stock Option Plan
                            (Full Title of the Plan)

                             Carolyn E. Ramm, Esq.
                      Xionics Document Technologies, Inc.
                               70 Blanchard Road
                              Burlington, MA 01803
                    (Name and address of agent for service)

                                 (781) 229-7000
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
       Title Of Each                    Proposed     Proposed
         Class Of                       Maximum      Maximum
        Securities        Amount        Offering     Aggregate     Amount Of
          To Be            To Be        Price        Offering     Registration
        Registered      Registered      Per Unit       Price          Fee


Common Stock              1,634,000     *$3.1875   *$5,208,375.00    $1,578.30

(par value $.01 per share)

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the offering of 1,634,000 shares at a purchase price of $3.1875 per share, which purchase price is the average of the high

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($3.25) and low ($3.125) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 4, 1999.


PART II

                       INFORMATION REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Xionics Document Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the SEC on September 28, 1998, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(2) all other reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the date of the Annual Report on Form 10-K; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on September 11, 1996, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     A description of the Registrant's Common Stock to be offered is not provided in this registration statement because such class of the Registrant's securities is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts or Counsel

     Neither the Registrant's independent public accountants, Arthur Anderson LLP, nor any individual employed by or associated with such firm or individual in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries or was connected with the Registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.

Item 6.   Indemnification of Directors and Officers


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     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

The following exhibits are part of this Registration Statement:

4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment
     No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on June 7, 1996.)

4.2 Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on June 7, 1996.)

4.4 Xionics Document Technologies, Inc. 1996 Stock Option Plan. (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4613), filed on May 28, 1996.)

5.1 Opinion and Consent of counsel as to the legality of the securities being registered.

23.1 Consent of counsel (included in Exhibit 5.1).

23.2 Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the signature pages of the Registration Statement).

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Item 9.    Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 4th day of February, 1999.


                      XIONICS DOCUMENT TECHNOLOGIES, INC.


                      By: /s/ Robert L. Lentz
                      Robert L. Lentz
                      Sr. Vice President-Finance and Administration, Chief Financial Officer and Treasurer


              POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below hereby appoints Robert L. Lentz, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                          Date


/s/ Paul R. Low
____________________        Chairman of the Board           February 4, 1999
Paul R. Low


/s/ Peter J. Simone
____________________        President,                      February 4, 1999
Peter J. Simone             Chief Executive Officer,

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                            and Director (principal
                            executive officer)


/s/ Richard A. D'Amore
_____________________       Director                        February 4, 1999
Richard A. D'Amore


/s/ David R. Skok
_____________________       Director                        February 4, 1999
David R. Skok


/s/Thomas A. St. Germain
_____________________       Director                        February 4, 1999
Thomas A. St. Germain


/s/ Robert L. Lentz
_____________________      Sr. Vice President-Finance       February 4, 1999
Robert L. Lentz            and Administration, Chief
                           Financial Officer, Treasurer
                           (principal financial and
                           accounting officer)

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                                 EXHIBIT INDEX

  Exhibit No.           Description of Documents

     4.1         Amended and Restated Certificate of
                 Incorporation of the Registrant.
                 (Incorporated by reference to Exhibit
                 3.1 to Pre-Effective Amendment No. 1 to
                 the Registrant's Registration Statement
                 on Form S-1 (Registration No.
                 333-4613), filed on June 7, 1996.)

     4.2         Amended and Restated By-Laws of the
                 Registrant. (Incorporated by reference
                 to Exhibit 3.2 to Pre-Effective
                 Amendment No. 1 to the Registrant's
                 Registration Statement on Form S-1
                 (Registration No. 333-4613), filed on
                 June 7, 1996.)

     4.3         Xionics Document Technologies, Inc.
                 1996 Stock Option Plan.
                 (Incorporated by reference to Exhibit
                 10.1 to the Registrant's Registration
                 Statement on Form S-1 (Registration No.
                 333-4613), filed on May 28, 1996.)

     5.1         Opinion and Consent of counsel
                 as to the legality of the securities
                 being registered.

     23.1        Consent of counsel (included
                 in Exhibit 5.1).

     23.2        Consent of Arthur Andersen LLP.

     24.1        Power of Attorney (included on the
                 signature pages of the Registration
                 Statement).